As filed with the Securities and Exchange Commission on May 24 , 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3818604
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

10680 Treena Street, Suite 600
San Diego, California 92131
(Address of Principal Executive Offices)(Zip Code)

Kratos Defense & Security Solutions, Inc. 2023 Equity Incentive Plan
Kratos Defense & Security Solutions, Inc. 2023 Employee Stock Purchase Plan
(Full title of the plan)

Deanna H. Lund
Executive Vice President and Chief Financial Officer and Director
Kratos Defense & Security Solutions, Inc.
10680 Treena Street, Suite 600
San Diego, California 92131
(Name and address of agent for service)

(858) 812-7300
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement registers the offer and sale of 5,393,190 shares of common stock of Kratos Defense & Security Solutions, Inc. (the “Registrant”) for issuance under the Kratos Defense & Security Solutions, Inc. 2023 Equity Incentive Plan, as well as the offer and sale of 4,500,000 shares of common stock for issuance under the Kratos Defense & Security Solutions, Inc. 2023 Employee Stock Purchase Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference in this Registration Statement:
(a)The Registrant’s latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for the Registrant’s fiscal year ended December 25, 2022 as filed with the Commission on February 23, 2023;
(b)The Registrant’s quarterly report on Form 10-Q for its fiscal quarter ended March 26, 2023, filed with the Commission on May 3, 2023;
(c)The Registrant’s Current Report on Form 8-K filed with the Commission on May 3, 2023;
(d)The portions of the Registrant’s definitive proxy statement on Schedule 14A filed with the Commission on April 14, 2023 that are incorporated by reference into Part III of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 25, 2022; and
(e)The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed under Section 12(g) of the Exchange Act on September 3, 1999, including any subsequent amendment or report filed for the purpose of amending such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such reports and other documents, except as to any portion of any such report or other document furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a report or other document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed report or other document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

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Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers on terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

The Registrant’s amended and restated certificate of incorporation, as amended, includes a provision that, to the fullest extent permitted by the DGCL, eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director. In addition, the Registrant’s second amended and restated bylaws, as amended, require the Registrant to indemnify, to the fullest extent permitted by law, any person made or threatened to be made a party to an action, suit or proceeding (whether criminal, civil, administrative or investigative) by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or serves or served at any other enterprise as a director, officer, employee or agent at the Registrant’s request, against expenses, liability and loss (including attorneys’ fees, judgments, fines, settlements and certain other amounts) reasonably incurred or suffered by such person in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Registrant. The Registrant is required to advance expenses incurred by its directors and officers in defending any action or proceeding for which indemnification is required or permitted, subject to certain limited exceptions. The indemnification rights conferred by the Registrant’s amended and restated certificate of incorporation, as amended, and its second amended and restated bylaws, as amended, are not exclusive.

As permitted by the DGCL, the Registrant has entered into indemnification agreements with certain of its directors and officers. Pursuant to these indemnification agreements, the Registrant is obligated to indemnify each director and officer who is a party to the indemnification agreement to the fullest extent permitted by the DGCL against any and all expenses, as defined in the indemnification agreements, reasonably incurred by such person as a result of any threatened, asserted, pending or completed action, suit, investigation or proceeding that arises out of any event or occurrence related to the fact that such person is or was a director or officer of the Registrant or is or was serving at the Registrant’s request as a director, officer, employee, or agent of another enterprise, including any of the Registrant’s subsidiaries. Such additional indemnity is not available, however, with respect to: (i) acts, omissions or transactions for which the director or officer is prohibited from receiving indemnification, exoneration or hold harmless rights under the agreement or applicable law; (ii) proceedings or claims initiated or brought by such director or officer against the Registrant or its directors, officers, employees or other agents, except with respect to proceedings brought to enforce a right to indemnification under the indemnification agreements or with respect to a proceeding initiated by the director or officer that was either approved by the Registrant’s board of directors or required by applicable law; or (iii) expenses and the payment of profits arising from the purchase and sale by a director or officer of securities in violation of Section 16(b) of the Exchange Act, or any similar successor statute. The indemnification agreements require the Registrant to advance expenses incurred by its directors and officers in defending any action or proceeding for which indemnification is required or permitted.

The Registrant also maintains a director and officer insurance policy which insures its directors and officers and those of its subsidiaries, within certain limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings in which they are parties by reason of being or having been directors or officers.

Item 7. Exemption From Registration Claimed.

Not applicable.

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Item 8. Exhibits.

The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Filing Date/Period End Date	Exhibit	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of Kratos Defense & Security Solutions, Inc., as amended.	10-K	02/27/17	3.1

4.2	Second Amended and Restated Bylaws of Kratos Defense & Security Solutions, Inc., as amended.	10-K	02/27/17	3.2

4.3	Specimen Common Stock Certificate.	10-K	02/27/17	4.1

5.1	Opinion of Latham & Watkins LLP.				X

23.1	Consent of Latham & Watkins LLP (contained in Exhibit 5.1 to this Registration Statement).				X

23.2	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.				X

24.1	Power of Attorney (contained on the signature pages of this Registration Statement)				X

99.1	Kratos Defense & Security Solutions, Inc. 2023 Equity Incentive Plan				X

99.2	Kratos Defense & Security Solutions, Inc. 2023 Employee Stock Purchase Plan				X

107.0	Filing Fee Table				X

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Item 9. Undertakings.
(a)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 24th day of May, 2023.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

By:	/s/ Eric DeMarco
Eric DeMarco
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Eric M. DeMarco and Deanna Lund, as his or her attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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Signature	Title	Date

/s/ Eric DeMarco	President, Chief Executive Officer and Director	5/24/2023
Eric DeMarco	(Principal Executive Officer)

/s/ Deanna Lund	Executive Vice President, Chief Financial Officer and Director	5/24/2023
Deanna Lund	(Principal Financial Officer)

/s/ Maria Cervantes de Burgreen	Vice President, and Corporate Controller	5/24/2023
Maria Cervantes de Burgreen	(Principal Accounting Officer)

/s/ Scott Anderson	Director	5/24/2023
Scott Anderson

/s/ William Hoglund	Chairman of the Board of Directors	5/24/2023
William Hoglund

/s/ Scott Jarvis	Director	5/24/2023
Scot Jarvis

/s/ Jane Judd	Director	5/24/2023
Jane Judd

/s/ Samuel Liberatore	Director	5/24/2023
Samuel Liberatore

/s/ Amy Zegart	Director	5/24/2023
Amy Zegart

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